NOTICE OF EXERCISE OF INITIAL OPTION

Level 5 Beverage Company, Inc.
16501 Sherman Way, Suite 215
Van Nuys, California 91411

March 24, 2015

Avanzar Sales and Distribution, LLC
3260 Lilly Avenue
Long Beach, California 90808
Attention: William Juarez

Ladies and Gentlemen:

Reference is made to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), made and entered into on the 24th day of October, 2014, with an Effective Date of September 15, 2014, by and between Level 5 Beverage Company, Inc., a Delaware corporation, with offices located at 16501 Sherman Way, Suite 215, Van Nuys, California 91411 (the “Purchaser”), Avanzar Sales and Distribution, LLC, a California limited liability company with offices at 3260 Lilly Avenue, Long Beach, California 90808 (the “Company”), and William H. Juarez, Jr., Joseph A. Shippee and Robert Saunders, with an address at 3260 Lilly Avenue, Long Beach, California 90808. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In accordance with Section 1.1, Section 1.2, Section 2.1 and Section 8.1 of the Purchase Agreement, the Purchaser hereby notifies the Company of its exercise of the Initial Option Membership Interests, which when added to the Initial Membership Interests and Initial Option Membership Interests issued to Purchaser, shall represent a right to fifty-one percent (51%) of the total economic benefits of the membership interests outstanding of the Company at the time of the issuance (which shall be thirty percent (30%) of the outstanding Class A Membership Interests after taking into account the issuance).

The parties hereto agree that the consideration payable by the Purchaser to the Company for the Initial Option Membership Interests to be acquired on the date of the term sheet, February 27, 2015, shall be an aggregate cash payment of Four Hundred Thousand Dollars ($400,000) of which: (i) the initial payment in an amount of $50,000 by the Purchaser was paid on February 27, 2015, and (ii) additional payments in amounts of at least $25,000 payable every 30 days until the aggregate of Four Hundred Thousand U.S Dollars ($400,000) is paid in full no later than December 31, 2015.

Please confirm that the foregoing is in accordance with your understanding by signing in the space provided below and returning to us a duplicate of this notice.
Very truly yours,

LEVEL 5 BEVERAGE COMPANY, INC.

By:	/s/ V. Scott Vanis
Name: V. Scott Vanis
Title: Chief Executive Officer
ACCEPTED AND AGREED TO:
AVANZAR SALES AND DISTRIBUTION, LLC

By: ___/s/ William Juarez, Jr.____________
Name: William Juarez, Jr.
Title: President